Exhibit 3.1(a)

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

RURAL/METRO CORPORATION

1. The name of the corporation (which is hereinafter referred to as the “Corporation”) is RURAL/METRO CORPORATION.

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 26, 1993, under the name RURAL/METRO CORPORATION, and a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 21, 1993.

3. This Second Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 245 of the General Corporation Law of the State of Delaware and, restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the Restated Certificate of Incorporation and all amendments thereto, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. The text of the Restated Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation is: Rural/Metro Corporation

ARTICLE II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE III

Business

The purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “GCL”).

ARTICLE IV

Authorized Capital Stock

The total number of shares of stock that the Corporation shall have the authority to issue is Twenty-five million (25,000,000), consisting of Twenty-three million (23,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) and Two million (2,000,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the GCL (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

A. the designation of the series, which may be by distinguishing number, letter or title;

B. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

C. whether dividends, if any, shall be cumulative or noncumulative and the rights with respect to dividends of the series;

D. dates at which dividends, if any, shall be payable;

E. the redemption rights and price or prices, if any, for shares of the series;

F. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

G. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

H. whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

I. restrictions on the issuance of shares of the same series or of any other class or series; and

J. the voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one (1) vote for each such share upon all questions presented generally to the stockholders.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

Election of Directors

A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Subject to any rights to elect directors set forth in any Preferred Stock Designation, the total number of directors constituting the entire Board shall be not less than one (1) nor more than fifteen (15), with the then-designated number of directors being fixed from time to time by or pursuant to a resolution passed by the Board. Members of the Board shall hold office until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal.

B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Second Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (1) the then otherwise total designated number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (2) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total designated number of directors of the Corporation shall be reduced accordingly.

E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Second Restated Certificate of Incorporation, any director may be removed from office with or without cause only by: (1) the affirmative vote of sixty six and two-thirds percent (66 2/3%) or more of the combined voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class; or (2) the affirmative vote of sixty six and two-thirds percent (66 2/3%) or more of the then serving directors of the Corporation.

ARTICLE VI

Meetings of Stockholders

A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Second Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, or the Board pursuant to a resolution adopted by the Board. Special meetings of stockholders may not be called by any other person or persons or in any other manner.

B. In addition to the powers conferred on the Board by this Second Restated Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to: (1) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board; (2) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies; and (3) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

ARTICLE VII

Stockholder Consent

No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

ARTICLE VIII

Limitation of Liability

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX

Business Combinations; Fair Price

A. In addition to any affirmative vote required by law or this Second Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article IX:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder other than a merger enacted in accordance with Section 253 of the GCL or any successor thereof; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars ($10,000,000) or more; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of ten million dollars ($10,000,000) or more (other than on a pro rata basis to all holders of Voting

Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock); or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article IX shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Second Restated Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

2. all of the following price and procedural conditions shall have been met:

(a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the

“Announcement Date”), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher; and

(iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph 2(a)(ii) above, multiplied by the ratio of (A) the highest per share (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of Common Stock; and

(b) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of issued and outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every such class of issued and outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two (2) year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock arc entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(iv) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph 2(b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two (2) year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock; and

(c) the consideration to be received by holders of a particular class of issued and outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

(d) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

(e) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(f) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

C. For purposes of this Article IX the following terms shall have the following meanings:

1. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 19, 1993.

2. “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on May 19, 1993. In addition, a Person shall be the “Beneficial Owner” of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

3. “Business Combination” shall mean any transaction described in any one or more of clauses (1) through (5) of Section A of this Article IX.

4. “Continuing Director” shall mean any member of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the lime that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

5. “Excluded Preferred Stock” means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article IX shall not apply.

6. “Fair Market Value” shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article IX; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article IX.

7. “Interested Stockholder” shall mean any Person to or which:

(a) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 7 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

Notwithstanding anything to the contrary contained in this Second Restated Certificate of Incorporation, for purposes of this Second Restated Certificate of Incorporation, the term “Interested Stockholder” shall not, for any purpose, include, and the provisions of Article IX(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; or (b) any employee stock ownership plan of the Corporation or any Subsidiary.

8. In the event of any Business Combination in which the Corporation survives, the phrase “other consideration to be received” as used in paragraphs 2(a) and (b) and paragraph B of this Article IX shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

9. “Person” shall mean any individual, firm, corporation, partnership or other entity.

10. “Subsidiary” shall mean any corporation or other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

11. “Voting Stock” means all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Second Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stuck shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation: (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article IX have been met with respect to any Business Combination; (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article IX; and (vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of ten million dollars ($10,000,000) or more.

E. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE X

Amendment of Corporate Documents

A. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this Second Restated Certificate of Incorporation, any alteration, amendment, repeal or rescission (a “Change”) of any provision of this Second Restated Certificate of Incorporation must be approved by at least a majority of the then serving directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles IV, V, VI, VII, VIII, IX, XI or XII hereof or to this Article X, such Change must also be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Second Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

B. In addition to any affirmative vote required by law, any Change of the Bylaws of the Corporation may be adopted either: (i) by the Board; or (ii) by the stockholders by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

ARTICLE XI

Board Considerations Upon Significant Events

The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalized or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

ARTICLE XII

Structure of Board of Directors

A. The Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (“Preferred Stock Directors”) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 1995 meeting of stockholders; Class II directors shall initially serve until the 1996 meeting of stockholders; and Class III directors shall initially serve until the 1997 meeting of stockholders. Commencing with the annual meeting of stockholders in 1995, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

B. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification or removal.

IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been signed this 17th day of January, 1995.

RURAL/METRO CORPORATION

By:	/s/ ROBERT H. MANSCHOT
President

[SEAL]

Attest:

/s/ LOUIS G. JEKEL
Secretary

CERTIFICATE OF AMENDMENT

OF

SECOND RESTATED CERTIFICATE OF INCORPORATION

RURAL/METRO CORPORATION

Rural/Metro Corporation (“Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, at a meeting duly held March 11, 2004, adopted a resolution proposing and declaring advisable the following amendment to the Second Restated Certificate of Incorporation of said Corporation:

RESOLVED, that the Second Restated Certificate of Incorporation of Rural/Metro Corporation be amended by changing the first paragraph of Article IV thereof so that, as amended, the first paragraph of said Article IV shall be and read as follows:

“The total number of shares of stock that the Corporation shall have the authority to issue is forty-two million (42,000,000), consisting of forty million (40,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) and two million (2,000,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Rural/Metro Corporation has caused this Certificate to be signed by Michael S. Zarriello its Chief Financial Officer , this 15 day of June, 2004.

RURAL/METRO CORPORATION,
a Delaware corporation

/s/ Michael S. Zarriello
By:	Michael S. Zarriello
Its:	Senior Vice President and Chief Financial Officer

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

RURAL/METRO CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned officers of Rural/Metro Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on August 10, 1995, adopted the following resolution creating a series of 15,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 15,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August

10, 1995 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it. declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and f or the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares, of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received 1,000 times the exercise price per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as

appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any Dividend Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Second Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 21st day of August, 1995.

RURAL/METRO CORPORATION

/s/ JAMES H. BOLIN
Name:	James H. Bolin
Title:	President

Attest:

By:	/s/ STEVEN M. LEE
Name:	Steven M. Lee
Title:

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES B PREFERRED STOCK

of

RURAL/METRO CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware Rural/Metro Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, does hereby certify that pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the Corporation, the said Board of Directors on September 25, 2002, adopted the following resolution creating three new series of Preferred Stock, par value $.01 per share, designated as Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, three series of Preferred Stock of the Corporation be and hereby are created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount. 211,549 shares shall be designated as “Series B-1 Voting Preferred Stock”, 211,549 shares shall be designated as “Series B-2 Non-Voting Preferred Stock” and 211,549 shares shall be designated as “Series B-3 Preferred Stock” (the Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock are collectively referred to herein as the “Series B Preferred Stock”). The total number of shares of Series B Preferred Stock the Corporation shall have the authority to issue is 634,647.

Section 2. Dividends and Distributions.

.

(a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends shall be paid on any Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share of Series B Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted.

(c) The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.

(a) Series B-1 Voting Preferred Stock. Each share of Series B-1 Voting Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series B-1 Voting Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Series B-1 Voting Preferred Stock, the holders of shares of Series B-3 Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Series B-2 Non-Voting Preferred Stock. Except as set forth herein or as otherwise required by law, holders of outstanding shares of the Series B-2 Non-Voting Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of the Series B-2 Non-Voting Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that notwithstanding the foregoing, holders of shares of Series B-2 Non-Voting Preferred Stock shall be entitled to vote on any amendment to this Section 3 and on any amendment, repeal or modification of any provision of the Second Restated Certificate of Incorporation of the Corporation that adversely affects the powers, preferences or special rights of the Series B-2 Non-Voting Preferred Stock.

(c) Series B-3 Preferred Stock. Each share of Series B-3 Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series B-3 Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that such number of votes shall automatically be voted, whether at a stockholder meeting or pursuant to an action by written consent, in accordance with the majority of the stockholders of the Corporation, or, if no such majority is obtained, then such votes shall be voted in accordance with the vote of the Board of Directors. Except as otherwise provided herein or by law, the holders of shares of Series B-3 Preferred Stock, the holders of shares of Series B-1 Voting Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

Section 4. Certain Restrictions.

(a) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock, voting as one class:

(i) declare or pay dividends on, make any other distributions on, or redeem, purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose) any shares of Series B Preferred Stock, except in accordance with Section 7;

(iii) authorize, issue or obligate itself to issue shares of any equity security, including securities exercisable into equity securities, which rank senior to or on a parity with the Series B Preferred Stock with respect to rights to receive distributions upon liquidation, with respect to dividends or with respect to redemption or in any other manner;

(iv) increase or decrease the number of authorized shares of Series B-1 Voting Preferred Stock, the Series B-2 Non-Voting Preferred Stock or the Series B-3 Preferred Stock;

(v) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment; or

(vi) amend, alter or repeal any provision of its Second Restated Certificate of Incorporation, by-laws, or the resolution providing for the issuance of the Series B Preferred Stock, or pass any stockholder resolutions, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series B Preferred Stock.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a) Upon the commencement of any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior and in preference thereto, the holders of shares of Series B

Preferred Stock shall have received their pro rata share of the greater of (i) the amount of money or other consideration to which all of the holders of the Series B Preferred Stock would have been entitled had the Series B Preferred Stock been converted in accordance with Section 8, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, or (ii) if such distribution is to be received by the holders of the Series B Preferred Stock before January 31, 2003, then $10,000,000, if such distribution is to be received by the holders of the Series B Preferred Stock during the period from January 31, 2003 to and including December 31, 2003, then $12,500,000 and if such distribution is to be received by the holders of the Series B Preferred Stock at any time thereafter, then $15,000,000, plus, in the case of both clause (i) and clause (ii), all accrued or declared but unpaid dividends on the Series B Preferred Stock (the “Series B Liquidation Preference”).

(b) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(c) For purposes of this Section 6, (i) any acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) any acquisition by any person or group of persons acting in concert of more than 50% of the voting control of the Corporation, or (iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing the amount set forth in Section 6(a); provided, however, that the holders of a majority of the Series B Preferred Stock may determine that the occurrence of any event described in this Section 6(c) shall not be deemed a liquidation, dissolution or winding up of the Corporation.

(d) Written notice of any liquidation, dissolution or winding up of the Corporation (including pursuant to paragraph (c) of this Section 6 stating the payment date or dates and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Series B Preferred Stock at their address as the same shall appear in the records of the Corporation.

Section 7. Redemption.

(a) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series B Preferred Stock on December 31, 2004 (the “Mandatory Redemption Date”). All shares of Series B Preferred Stock to be redeemed shall be redeemed by paying to each holder of Series B Preferred Stock its pro rata share of an aggregate amount equal to the greater of (i) $15,000,000, plus accrued dividends, if any, on the Series B Preferred Stock, or (ii) the value of the Common Stock then issuable upon conversion of the Series B Preferred Stock, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to December 24, 2004 (the “Trading Value”). If the capital of the Corporation on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series B Preferred Stock, and any shares of Series B Preferred Stock not so redeemed shall remain issued and outstanding, with all rights and preferences applicable thereto, until such time as such Series B Preferred Stock is redeemed by the Corporation pursuant to this Section 7. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series B Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series B Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

(b) Redemption Mechanics.

(i) At least 10 days but not more than 30 days prior to the Mandatory Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Preferred Stock, notifying such holder of the redemption and specifying the number of shares of Series B Preferred Stock to be redeemed, the Series B Liquidation Preference, the pro rata portion of the Series B Liquidation Preference per share of Series B Preferred Stock, the number of outstanding shares of Series B Preferred Stock, the Mandatory Redemption Date and the place where said Series B Liquidation Preference or Trading Value, as the case may be, shall be payable. The Redemption Notice shall be addressed to each holder at his or her or its address as shown by the records of the Corporation. On the Mandatory Redemption Date, the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series B Preferred Stock and all funds necessary for such redemption shall be set aside by the Corporation.

(ii) On or before the Mandatory Redemption Date, the Corporation shall deposit the amount of the Series B Liquidation Preference as of December 24, 2004, or the Trading Value, whichever amount is greater, with a nationally recognized bank or trust company with $100,000,000 or more of tangible net assets having an office in the City of New York, designated in the Redemption Notice, irrevocably in trust for the benefit of the holders of Series B Preferred Stock and thereafter each share of Series B Preferred Stock shall be deemed to have been redeemed on the Mandatory Redemption Date, whether or not the certificate for such share of Series B Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Series B Preferred Stock of the certificate representing such Series B Preferred Stock, the Corporation shall immediately pay the applicable pro rata portion of the Series B Liquidation Preference or the Trading Value, as the case may be, to such holder. In the event that the capital of the Corporation is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock pursuant to Section 7(a) on the Mandatory Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the holders of Series B Preferred Stock, such amount as is legally available for redemption of such shares on the Mandatory Redemption Date.

Section 8. Conversion.

(a) Forced Conversion. The Corporation shall have the right, exercisable at any time prior to December 31, 2004 and upon at least 10 days but not more than 30 days prior written notice (the “Conversion Notice”), to cause all, but not less than all, of the then outstanding shares of Series B Preferred Stock to be converted into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted by the quotient, the numerator of which is ten multiplied by $2.55 (the “Original Price”) and the denominator of which is the Series B Preferred Stock Conversion Price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion.

(b) Series B Preferred Stock Conversion Price.

(i) The initial “Series B Preferred Stock Conversion Price” shall be the Original Price. In order to prevent dilution of the conversion rights granted under this Section 8, the Series B Preferred Stock Conversion Price will be subject to adjustment from time to time pursuant to this Section 8(b).

(ii) Except as provided below, if and whenever the Corporation shall issue or sell, or in accordance with Section 8(b)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Fair Market Value on the date of such issuance or sale, then the Series B Preferred Stock Conversion Price shall be determined by multiplying (A) the Series B Preferred Stock Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issuance and (2) the number of shares of Common Stock calculated by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable) by the Fair Market Value, and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged). In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

(iii) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Series B Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Series B Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iv) If the Corporation at any time subdivides (by any stock split, stock split-up; stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Series B Preferred Stock into a greater number of shares, the Series B Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of its Series B Preferred Stock, the Series B Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately reduced.

(v) In case the Corporation shall declare a dividend or make any distribution upon any stock of the Corporation payable in Common Stock or Options or Convertible Securities (as defined in subsection (vi) below) to purchase Common Stock without making a ratable distribution thereof to holders of Series B Preferred Stock (based upon the number of shares of Common Stock into which such Series B Preferred Stock would be convertible, assuming conversion), then the Series B Preferred Stock Conversion Price in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (x) the Common Stock Deemed Outstanding immediately prior to such declaration and (y) the then effective Series B Preferred Stock Conversion Price, by (2) the number of shares of Common Stock Deemed Outstanding immediately prior to such declaration, plus the number of shares of Common Stock issued or deemed issued in connection with such declaration.

(vi) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Series B Preferred Stock Conversion Price, the following will be applicable:

(A) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, other than shares of Common Stock issued or issuable to officers, directors or employees of, or consultants and advisors to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, directors, consultants or advisors to the Corporation (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Preferred Stock Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Preferred Stock Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Preferred Stock Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Preferred Stock Conversion Price had been or are to be made pursuant to other provisions of this Section 8, no further adjustment of the Series B Preferred Stock Conversion Price will be made by reason of such issue or sale.

(C) Change in Number of Options, Option Price or Conversion Rate. If the number of Options available, the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than a change resulting from the antidilution provisions thereof), the Series B Preferred Stock Conversion Price in effect at the time of such change will be readjusted to the Series B Preferred Stock Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed number, purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Preferred Stock Conversion Price then in effect hereunder will be adjusted to the Series B Preferred Stock Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(vii) For the purposes of this Section 8:

(A) Calculation of Consideration Received. If any Common Stock is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock is issued or sold or deemed to have been issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the market value thereof as of the date of sale or issuance. If any Common Stock is issued or deemed to be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the nonsurviving corporation as is attributable to such Common Stock. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock and if such persons are unable to agree upon an appraiser, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Series B Preferred Stock; the cost of such independent appraiser determining the fair value of such consideration shall be borne by the Corporation.

(B) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(C) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation’s assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the Corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) Certain Definitions. For purposes of this Section 8, “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, exchange, or conversion of all outstanding securities exercisable or exchangeable for, or convertible into, shares of Common Stock but excluding issued and outstanding options to purchase Common Stock with an exercise price per share in excess of $6.70 (as adjusted for stock splits, consolidations and the like). For purposes of this Section 8, “Fair Market Value” means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or on NASDAQ, the arithmetic average per share of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period) and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation; provided that in the case of clause (i), if the issuance of such stock or securities is publicly announced prior to the date of issuance, but not more than 30 days prior to such issuance, the date of determination shall be the date of such announcement.

(d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Corporation’s Board of Directors will make an appropriate adjustment in the Series B Preferred Stock Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided, however, that no such adjustment will increase the Series B Preferred Stock Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

(e) Mechanics of Forced Conversion. The Conversion Notice shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series B Preferred Stock, notifying such holder of the conversion, specifying the effective date for the conversion (the “Conversion Date”) and the number of shares of Common Stock (and other property, securities and/or assets) issuable upon conversion of each share of Series B Preferred Stock, and certifying to the holders of the Series B Preferred Stock that the Corporation has authorized and reserved a sufficient number of shares of Common Stock to support the conversion of all of the then outstanding shares of Series B Preferred

Stock. The Conversion Notice shall be addressed to each holder at his, her or its address as shown by the records of the Corporation. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. All shares of Common Stock issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share, the Corporation shall, in lieu of issuing any fractional share, pay the holder a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to the date of conversion). From and after the Conversion Date, each certificate for the Series B Preferred Stock shall represent such number of shares of Common Stock (and the right to receive any other property, securities and/or assets) issued upon conversion of the number of shares of Series B Preferred Stock represented by such certificate. Each holder of Series B Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock on or as soon as practicable after the Conversion Date. The Corporation shall, on the Conversion Date or as soon as practicable thereafter, subject to receipt of the stock certificate for the Series B Preferred Stock, issue and deliver to each holder of shares of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock (and such other property, securities and/or assets) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f) Optional Conversion between Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock. Each share of Series B-2 Non-Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-1 Voting Preferred Stock or Series B-3 Preferred Stock. Each share of Series B-1 Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-2 Non-Voting Preferred Stock or Series B-3 Preferred Stock. Each share of Series B-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-2 Non-Voting Preferred Stock or Series B-1 Voting Preferred Stock. Before any holder shall be entitled to convert its Series B-2 Non-Voting Preferred Stock, Series B-1 Voting Preferred Stock or Series B-3 Preferred Stock, as the case may be, into shares of another series of Series B Preferred Stock, as the case may be, and receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same. Any shares of Series B Preferred Stock presented for conversion pursuant to this paragraph (b) shall be deemed converted as of the close of business on the date certificates are so surrendered. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series B-2 Non-Voting Preferred Stock, Series B-1 Voting Preferred Stock or Series

B-3 Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Series B Preferred Stock, as the case may be, to which such holder shall be entitled as aforesaid.

(g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval; provided, however, that the rights contained in this Certificate, including but not limited to the right of redemption pursuant to Section 7, shall constitute the Series B Preferred Stock holders’ sole remedy in the event that the Corporation fails to obtain the requisite stockholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

Section 9. Ranking. The Series B Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders’ fractional shares to exercise voting rights, receive dividends, convert, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

Section 11. General Authorization. The Chief Executive Officer or the Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name of and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of September, 2002.

RURAL/METRO CORPORATION

By:	/s/ JACK E. BRUCKER
Name:	Jack E. Brucker
Title:	President and Chief Executive Officer

Attest:

By:	/s/ JOHN S. BANAS III
Name:	John S. Banas III
Title:	Assistant Secretary

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CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES C PREFERRED STOCK

of

RURAL/METRO CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware Rural/Metro Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, does hereby certify that pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the Corporation, the said Board of Directors on September 25, 2003, adopted the following resolution creating one new series of Preferred Stock, par value $.01 per share, designated as Series C Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, one series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 12. Designation and Amount. 283,979 shares shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”).

Section 13. Dividends and Distributions.

(a) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends shall be paid on any Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series C Preferred Stock could then be converted. No dividends shall be paid on any Series B Preferred Stock of the Corporation, par value $.01 per share (the “Series B Preferred Stock”), unless a dividend is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than such dividend per share of Series B Preferred Stock.

(c) The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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Section 14. Voting Rights. Each share of Series C Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series C Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock, the holders of shares of Common Stock and the holders of shares of Series B Preferred Stock (to the extent entitled to vote) shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

Section 15. Certain Restrictions.

(a) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock voting as one class:

(i) declare or pay dividends on, make any other distributions on, or redeem, purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii) purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose) any shares of Series C Preferred Stock, except in accordance with Section 7;

(iii) authorize, issue or obligate itself to issue shares of any equity security, including securities exercisable into equity securities, which rank senior to or on a parity with the Series C Preferred Stock with respect to rights to receive distributions upon liquidation, with respect to dividends or with respect to redemption or in any other manner;

(iv) increase or decrease the number of authorized shares of Series C Preferred Stock;

(v) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment;

(vi) amend, alter or repeal any provision of its Second Restated Certificate of Incorporation, by-laws, or the resolution providing for the issuance of the Series C Preferred Stock, or pass any stockholder resolutions, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series C Preferred Stock; or

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(vii) issue or sell, or take any action that in accordance with Section 8(b)(vi) would be deemed to constitute the issuance or sale of, any shares of its Common Stock if the limitation contained in the last sentence of Section 8(b)(ii) would apply to such issuance or sale.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 16. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 17. Liquidation, Dissolution or Winding Up.

.

(a) Upon the commencement of any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior and in preference thereto, the holders of shares of Series C Preferred Stock shall have received their pro rata share of the greater of (i) the amount of money or other consideration to which all of the holders of the Series C Preferred Stock would have been entitled had the Series C Preferred Stock been converted in accordance with Section 8, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, or (ii) if such distribution is to be received by the holders of the Series C Preferred Stock before January 31, 2004, then $11,000,000, if such distribution is to be received by the holders of the Series C Preferred Stock during the period from January 31, 2004 to and including December 31, 2004, then $13,750,000 and if such distribution is to be received by the holders of the Series C Preferred Stock at any time thereafter, then $16,500,000, plus, in the case of both clause (i) and clause (ii), all accrued or declared but unpaid dividends on the Series C Preferred Stock (the “Series C Liquidation Preference”).

(b) In the event that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(c) For purposes of this Section 6, (i) any acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) any acquisition by any person or group of persons acting in concert of more than 50% of the voting control of the Corporation, or (iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the

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holders of Series C Preferred Stock to receive at the closing the amount set forth in Section 6(a); provided, however, that the holders of a majority of the Series C Preferred Stock may determine that the occurrence of any event described in this Section 6(c) shall not be deemed a liquidation, dissolution or winding up of the Corporation.

(d) Written notice of any liquidation, dissolution or winding up of the Corporation (including pursuant to paragraph (c) of this Section 6 stating the payment date or dates and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Series C Preferred Stock at their address as the same shall appear in the records of the Corporation.

Section 18. Redemption.

(a) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series C Preferred Stock on December 31, 2006 (the “Mandatory Redemption Date”). All shares of Series C Preferred Stock to be redeemed shall be redeemed by paying to each holder of Series C Preferred Stock its pro rata share of an aggregate amount equal to the greater of (i) $10,000,000, plus accrued dividends, if any, on the Series C Preferred Stock, or (ii) the value of the Common Stock then issuable upon conversion of the Series C Preferred Stock, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to December 24, 2006 (the “Trading Value”). If the capital of the Corporation on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series C Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series C Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series C Preferred Stock, and any shares of Series C Preferred Stock not so redeemed shall remain issued and outstanding, with all rights and preferences applicable thereto, until such time as such Series C Preferred Stock is redeemed by the Corporation pursuant to this Section 7. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series C Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series C Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

(b) Redemption Mechanics.

(i) At least 10 days but not more than 30 days prior to the Mandatory Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series C Preferred Stock, notifying such holder of the redemption and specifying the number of shares of Series C Preferred Stock to be redeemed, the Series C Liquidation Preference, the pro rata portion of the Series C Liquidation Preference per share of Series C Preferred Stock, the number of outstanding shares of Series C Preferred Stock, the

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Mandatory Redemption Date and the place where said Series C Liquidation Preference or Trading Value, as the case may be, shall be payable. The Redemption Notice shall be addressed to each holder at his or her or its address as shown by the records of the Corporation. On the Mandatory Redemption Date, the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series C Preferred Stock and all funds necessary for such redemption shall be set aside by the Corporation.

(ii) On or before the Mandatory Redemption Date, the Corporation shall deposit the amount of the Series C Liquidation Preference as of December 24, 2006, or the Trading Value, whichever amount is greater, with a nationally recognized bank or trust company with $100,000,000 or more of tangible net assets having an office in the City of New York, designated in the Redemption Notice, irrevocably in trust for the benefit of the holders of Series C Preferred Stock and thereafter each share of Series C Preferred Stock shall be deemed to have been redeemed on the Mandatory Redemption Date, whether or not the certificate for such share of Series C Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Series C Preferred Stock of the certificate representing such Series C Preferred Stock, the Corporation shall immediately pay the applicable pro rata portion of the Series C Liquidation Preference or the Trading Value, as the case may be, to such holder. In the event that the capital of the Corporation is insufficient under applicable law to redeem the total number of outstanding shares of Series C Preferred Stock pursuant to Section 7(a) on the Mandatory Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the holders of Series C Preferred Stock, such amount as is legally available for redemption of such shares on the Mandatory Redemption Date.

Section 19. Conversion.

(a) Forced Conversion. The Corporation shall have the right, exercisable at any time prior to December 31, 2006 and upon at least 10 days but not more than 30 days prior written notice (the “Conversion Notice”), to cause all, but not less than all, of the then outstanding shares of Series C Preferred Stock to be converted into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is obtained by multiplying the number of shares of Series C Preferred Stock to be so converted by the quotient, the numerator of which is ten multiplied by $2.55 (the “Original Price”) and the denominator of which is the Series C Preferred Stock Conversion Price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion.

(b) Series C Preferred Stock Conversion Price.

(i) The initial “Series C Preferred Stock Conversion Price” shall be the Original Price. In order to prevent dilution of the conversion rights granted under this Section 8, the Series C Preferred Stock Conversion Price will be subject to adjustment from time to time pursuant to this Section 8(b).

(ii) Except as provided below, if and whenever the Corporation shall issue or sell, or in accordance with Section 8(b)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Fair Market Value on the date of such issuance or sale, then the Series C Preferred Stock Conversion Price shall

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be determined by multiplying (A) the Series C Preferred Stock Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issuance and (2) the number of shares of Common Stock calculated by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable) by the Fair Market Value, and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged). In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding the foregoing, no adjustment will be made to the Series C Preferred Stock Conversion Price pursuant to this Section 8(b)(ii) to the extent, but only to the extent, such adjustment would entitle the holders of the Series C Preferred Stock to receive upon conversion thereof an aggregate number of shares of Common Stock in an amount equaling 20% or more of the total number of shares of Common Stock outstanding on the date the Series C Preferred Stock is first issued (the “Outstanding Common Number”), as the Outstanding Common Number may be adjusted to reflect any subdivision (by stock split, stock split-up, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or dividend or distribution contemplated by Section 8(b)(v).

(iii) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Series C Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Series C Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iv) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Series C Preferred Stock into a greater number of shares, the Series C Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of its Series C Preferred Stock, the Series C Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately reduced.

(v) In case the Corporation shall declare a dividend or make any distribution upon any stock of the Corporation payable in Common Stock or Options or Convertible Securities (as defined in subsection (vi) below) to purchase Common Stock without making a ratable distribution thereof to holders of Series C Preferred Stock (based upon the number of shares of Common Stock into which such Series C Preferred Stock would be convertible, assuming conversion), then the Series C Preferred Stock Conversion Price in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (x) the Common Stock Deemed Outstanding immediately prior to such

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declaration and (y) the then effective Series C Preferred Stock Conversion Price, by (2) the number of shares of Common Stock Deemed Outstanding immediately prior to such declaration, plus the number of shares of Common Stock issued or deemed issued in connection with such declaration.

(vi) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Series C Preferred Stock Conversion Price, the following will be applicable:

(A) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, other than shares of Common Stock issued or issuable to officers, directors or employees of, or consultants and advisors to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, directors, consultants or advisors to the Corporation (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series C Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series C Preferred Stock Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Preferred Stock Conversion Price in

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effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Preferred Stock Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Preferred Stock Conversion Price had been or are to be made pursuant to other provisions of this Section 8, no further adjustment of the Series C Preferred Stock Conversion Price will be made by reason of such issue or sale.

(C) Change in Number of Options, Option Price or Conversion Rate. If the number of Options available, the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than a change resulting from the antidilution provisions thereof), the Series C Preferred Stock Conversion Price in effect at the time of such change will be readjusted to the Series C Preferred Stock Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed number, purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Preferred Stock Conversion Price then in effect hereunder will be adjusted to the Series C Preferred Stock Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(vii) For the purposes of this Section 8:

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(A) Calculation of Consideration Received. If any Common Stock is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock is issued or sold or deemed to have been issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the market value thereof as of the date of sale or issuance. If any Common Stock is issued or deemed to be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the nonsurviving corporation as is attributable to such Common Stock. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock and if such persons are unable to agree upon an appraiser, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Series C Preferred Stock; the cost of such independent appraiser determining the fair value of such consideration shall be borne by the Corporation.

(B) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(C) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation’s assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the Corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) Certain Definitions. For purposes of this Section 8, “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, exchange, or conversion of all outstanding securities exercisable or exchangeable for, or convertible into, shares of

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Common Stock but excluding issued and outstanding options to purchase Common Stock with an exercise price per share in excess of $6.70 (as adjusted for stock splits, consolidations and the like). For purposes of this Section 8, “Fair Market Value” means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or on NASDAQ, the arithmetic average per share of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period) and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation; provided that in the case of clause (i), if the issuance of such stock or securities is publicly announced prior to the date of issuance, but not more than 30 days prior to such issuance, the date of determination shall be the date of such announcement.

(d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Corporation’s Board of Directors will make an appropriate adjustment in the Series C Preferred Stock Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided, however, that no such adjustment will increase the Series C Preferred Stock Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock.

(e) Mechanics of Forced Conversion. The Conversion Notice shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series C Preferred Stock, notifying such holder of the conversion, specifying the effective date for the conversion (the “Conversion Date”) and the number of shares of Common Stock (and other property, securities and/or assets) issuable upon conversion of each share of Series C Preferred Stock, and certifying to the holders of the Series C Preferred Stock that the Corporation has authorized and reserved a sufficient number of shares of Common Stock to support the conversion of all of the then outstanding shares of Series C Preferred Stock. The Conversion Notice shall be addressed to each holder at his, her or its address as shown by the records of the Corporation. No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. All shares of Common Stock issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share, the Corporation shall, in lieu of issuing any fractional share, pay the holder a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to the date of conversion). From and after the Conversion Date, each certificate for the Series C Preferred Stock shall represent such number of shares of Common Stock (and the right to receive any other property, securities and/or assets) issued upon conversion of the number of shares of Series C Preferred Stock represented by such certificate. Each holder of Series C Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock on or as soon as practicable after the

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Conversion Date. The Corporation shall, on the Conversion Date or as soon as practicable thereafter, subject to receipt of the stock certificate for the Series C Preferred Stock, issue and deliver to each holder of shares of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock (and such other property, securities and/or assets) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation shall use its best efforts to obtain the requisite stockholder approval, including using its best efforts to present a proposal to increase its authorized but unissued shares of Common Stock two times during calendar year 2004 (if the proposal is not approved upon first presentation). The rights contained in this Certificate, including but not limited to the right of redemption pursuant to Section 7, shall constitute the Series C Preferred Stock holders’ sole remedy in the event that the Corporation fails to obtain the requisite stockholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

Section 20. Ranking. The Series C Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 21. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders’ fractional shares to exercise voting rights, receive dividends, convert, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 22. General Authorization. The Chief Executive Officer or the Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name of and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing.

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IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of September, 2003.

RURAL/METRO CORPORATION

/s/ JOHN S. BANAS III
Name:	John S. Banas III
Title:	Senior Vice President

Attest:

By:	/s/ MICHAEL S. ZARRIELLO
Name:	Michael S. Zarriello
Title:	Senior Vice President and Chief Financial Officer